PZENA INVESTMENT MANAGEMENT, INC. REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR 2012

•	2012 revenue was $19.3 million for the fourth quarter and $76.3 million for the full year.

•	2012 operating income was $9.5 million for the fourth quarter and $37.2 million for the full year.

•	2012 GAAP diluted earnings per share was $0.08 for the fourth quarter and $0.32 for the full year. For the same periods, non-GAAP diluted earnings per share was $0.08 and $0.31, respectively.

•	Declared a year-end dividend of $0.16 per share - in line with the targeted cash dividend ratio of 70% to 80% of non-GAAP net income.

NEW YORK, NEW YORK, February 12, 2013 – Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. GAAP (U.S. Generally Accepted Accounting Principles) and non-GAAP basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2012 and 2011 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)

Basic Net Income	$956	$369	$891	$854
Basic Earnings Per Share	$0.09	$0.03	$0.08	$0.08

Diluted Net Income	$5,226	$369	$5,161	$5,063
Diluted Earnings Per Share	$0.08	$0.03	$0.08	$0.08

	GAAP Basis		Non-GAAP Basis
	For the Twelve Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)

Basic Net Income	$3,840	$3,382	$3,419	$3,611
Basic Earnings Per Share	$0.36	$0.34	$0.32	$0.36

Diluted Net Income	$20,821	$20,631	$20,399	$23,156
Diluted Earnings Per Share	$0.32	$0.32	$0.31	$0.36

The results for the three and twelve months ended December 31, 2012 and 2011 include recurring adjustments related to the Company’s tax receivable agreement and the associated liability to its selling and converting shareholders, in addition to the adjustments related to certain one-time charges recognized in operating expense in the fourth quarter of 2011.  Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business.  In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items.  Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $5.2 million and $0.08, respectively, for the three months ended December 31, 2012, and $5.1 million and $0.08, respectively, for the three months ended December 31, 2011.  Non-GAAP diluted net income and non-GAAP diluted earnings per share were $20.4 million and $0.31, respectively, for the twelve months ended December 31, 2012 and $23.2 million and $0.36, respectively, for the twelve months ended December 31, 2011.  GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other one-time adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Institutional Accounts
Assets
Beginning of Period	$11.2	$10.9	$10.0	$11.3	$12.5
Inflows	0.1	0.3	0.7	0.7	2.1
Outflows	(0.6)	(0.7)	(0.5)	(2.8)	(2.2)
Net Flows	(0.5)	(0.4)	0.2	(2.1)	(0.1)
Market Appreciation/(Depreciation)	0.5	0.7	1.1	2.0	(1.1)
End of Period	$11.2	$11.2	$11.3	$11.2	$11.3

Retail Accounts
Assets
Beginning of Period Assets	$5.6	$2.2	$2.2	$2.2	$3.1
Inflows	0.4	3.3	0.2	4.0	0.9
Outflows	(0.3)	(0.3)	(0.5)	(1.0)	(1.6)
Net Flows	0.1	3.0	(0.3)	3.0	(0.7)
Market Appreciation/(Depreciation)	0.2	0.4	0.3	0.7	(0.2)
End of Period	$5.9	$5.6	$2.2	$5.9	$2.2

Total
Assets
Beginning of Period	$16.8	$13.1	$12.2	$13.5	$15.6
Inflows	0.5	3.6	0.9	4.7	3.0
Outflows	(0.9)	(1.0)	(1.0)	(3.8)	(3.8)
Net Flows	(0.4)	2.6	(0.1)	0.9	(0.8)
Market Appreciation/(Depreciation)	0.7	1.1	1.4	2.7	(1.3)
End of Period	$17.1	$16.8	$13.5	$17.1	$13.5

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Institutional Accounts	$15,809	$15,741	$16,596
Retail Accounts	3,503	3,120	2,340
Total	$19,312	$18,861	$18,936

		Twelve Months Ended
		December 31,	December 31,
		2012	2011

Institutional Accounts		$64,919	$72,002
Retail Accounts		11,361	11,043
Total		$76,280	$83,045

Revenue was $19.3 million for the fourth quarter of 2012, an increase of 2.0% from $18.9 million for the fourth quarter of 2011, and an increase of 2.4% from $18.9 million for the third quarter of 2012.  For the twelve months ended December 31, 2012, revenues were $76.3 million, a decrease of 8.1%, from $83.0 million, for the twelve months ended December 31, 2011.

Average assets under management for the fourth quarter of 2012 was $16.8 billion, an increase of 27.3% from $13.2 billion for the fourth quarter of 2011, and an increase of 13.5% from $14.8 billion for the third quarter of 2012.  The increase from the fourth quarter of 2011 and from the third quarter of 2012 was primarily due to the full quarter impact of the large inflow associated with the Company’s assignment to manage 28% of the Vanguard Windsor Fund as of the beginning of August 2012.

The weighted average fee rate was 0.461% for the fourth quarter of 2012, decreasing from 0.573% for the fourth quarter of 2011, and from 0.508% for the third quarter of 2012.  The decrease from the fourth quarter of 2011 was primarily due to performance fees recognized during the fourth quarter of 2011 combined with a higher mix of assets in the Company’s retail Large Cap Expanded Value strategy (formerly known as Large Cap Diversified Value) driven by the Vanguard assignment, which carries a lower fee.  The full quarter impact of the higher mix of assets in the Company’s retail Large Cap Expanded Value strategy also drove the variance from the third quarter of 2012.

The weighted average fee rate for institutional accounts was 0.569% for the fourth quarter of 2012, decreasing from 0.608% for the fourth quarter of 2011, and decreasing from 0.575% for the third quarter of 2012.  The net decrease from the fourth quarter of 2011 was primarily due to performance fees recognized in the fourth quarter of 2011, partially offset by a higher mix of assets in the Company’s Global strategy, which generally carries higher fee rates.  The decrease from the third quarter of 2012 was due to the timing of asset flows in our institutional accounts.

The weighted average fee rate for retail accounts was 0.248% for the fourth quarter of 2012, decreasing from 0.407% for the fourth quarter of 2011, and from 0.321% for the third quarter of 2012.  The decrease from the fourth quarter of 2011 and from the third quarter of 2012 was primarily due to the full quarter impact of the Vanguard assignment.

Total operating expenses were $9.8 million in the fourth quarter of 2012, decreasing from $14.8 million in the fourth quarter of 2011 and increasing from $9.5 million for the third quarter of 2012.  The increase from the third quarter of 2012 was a result of fluctuations in various expense categories and a slight increase in compensation cost.  The decrease in quarterly operating expenses year-over-year was primarily due to one-time charges associated with the sublease of excess real estate and a charge related to certain employee departures during the fourth quarter of 2011.  A reconciliation of GAAP to non-GAAP operating expenses is shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Compensation and Benefits Expense	$7,881	$7,689	$10,190
General and Administrative Expense	1,963	1,764	4,654
GAAP Operating Expenses	9,844	9,453	14,844
One-time Charges	-	-	(4,798)
Non-GAAP Operating Expenses	$9,844	$9,453	$10,046

		Twelve Months Ended
		December 31,	December 31,
		2012	2011

Compensation and Benefits Expense		$31,755	$34,565
General and Administrative Expense		7,346	10,626
GAAP Operating Expenses		39,101	45,191
One-time Charges		-	(4,798)
Non-GAAP Operating Expenses		$39,101	$40,393

As of December 31, 2012, employee headcount was 70, up from 67 at December 31, 2011 and from 68 at September 30, 2012.

The operating margin was 49.0% on a GAAP basis for the fourth quarter of 2012, compared to 21.6% for the fourth quarter of 2011, and 49.9% for the third quarter of 2012.  The operating margin was 46.9% on a non-GAAP basis for the fourth quarter of 2011.

Other income/(expense) were income of $0.2 million and $1.5 million for the fourth quarters of 2012 and 2011, respectively, and an expense of $1.2 million for the third quarter of 2012.  Other income/(expense) includes the net realized and unrealized gain/(loss) recognized by the Company on its direct investments, as well as those recognized by the Company’s external investors on their investments in investment partnerships that the Company is required to consolidate.  A portion of realized and unrealized gain/(loss) associated with the investments of the Company’s outside interests are offset in net income attributable to non-controlling interests.  Fourth quarter 2012 other income/(expense) also included an expense of $0.3 million associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset.  Such adjustments generated income of $0.7 million in the fourth quarter of 2011 and an expense of $1.7 million in the third quarter of 2012.  Details of other income/(expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Net Interest and Dividend Income	$97	$94	$161
Net Realized and Unrealized Gain from Investments	459	395	354
Change in Liability to Selling and Converting Shareholders¹	(305)	(1,684)	726
Other Income/ (Expense)	(43)	(44)	297
GAAP Other Income/ (Expense)	208	(1,239)	1,538
Change in Liability to Selling and Converting Shareholders¹	305	1,684	(726)
Outside Interests of Investment Partnerships²	(291)	(210)	(336)
Non-GAAP Other Income, Net of Outside Interests	$222	$235	$476

		Twelve Months Ended
		December 31,	December 31,
		2012	2011

Net Interest and Dividend Income		$318	$405
Net Realized and Unrealized Gain/(Loss) from Investments		1,520	(355)
Change in Liability to Selling and Converting Shareholders¹		(2,647)	(1,581)
Other Income/ (Expense)		(54)	65
GAAP Other Income/ (Expense)		(863)	(1,466)
Change in Liability to Selling and Converting Shareholders¹		2,647	1,581
Outside Interests of Investment Partnerships²		(854)	327
Non-GAAP Other Income, Net of Outside Interests		$930	$442

(1) Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2) Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized $1.0 million and $1.6 million in income tax expense for the fourth quarters of 2012 and 2011, respectively, and a $0.8 million income tax benefit for the third quarter of 2012.  Fourth quarter 2012 income taxes included $0.4 million in income associated with a decrease to the valuation allowance recorded against the Company’s deferred tax asset related to the basis step ups associated with operating company unit exchanges.  Such adjustments generated $0.8 million in income tax expense in the fourth quarter of 2011 and $2.1 million in income tax benefit in the third quarter of 2012.  Details of the income tax expense/ (benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax (Benefit)/Expense (unaudited)
($ thousands)
	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

GAAP Corporate Income Tax Expense	$686	$654	$255
Add Back: Effects of One-Time Adjustments¹	-	-	333
Non-GAAP Corporate Income Tax Expense	686	654	588
GAAP Unincorporated Business Tax Expense	642	594	555
Add Back: Effects of One-Time Adjustments¹	-	-	5
Non-GAAP Unincorporated Business Tax Expense	642	594	560
Non-GAAP Income Tax Expense	1,328	1,248	1,148
Change in Valuation Allowance2	(370)	(2,075)	768
Less: Effects of One-Time Adjustments¹	-	-	(338)
GAAP Income Tax Expense/(Benefit)	$958	$(827)	$1,578

		Twelve Months Ended
		December 31,	December 31,
		2012	2011

GAAP Corporate Income Tax Expense		$2,559	$2,323
Add Back: Effects of One-Time Adjustments¹		-	333
Non-GAAP Corporate Income Tax Expense		2,559	2,656
GAAP Unincorporated Business Tax Expense		2,420	2,617
Add Back: Effects of One-Time Adjustments¹		-	5
Non-GAAP Unincorporated Business Tax Expense		2,420	2,622
Non-GAAP Income Tax Expense		4,979	5,278
Change in Valuation Allowance2		(3,068)	(1,795)
Less: Effects of One-Time Adjustments¹		-	(338)
GAAP Income Tax Expense/(Benefit)		$1,911	$3,145

(1) Reflects the effects of certain one-time charges on income tax expense/(benefit).

(2) Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subquent unit conversions.

Details of the non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

GAAP Operating Company Allocation¹	$7,471	$7,523	$3,347
Add Back: Effects of One-Time Adjustments2	-	-	4,017
Non-GAAP Operating Company Allocation	7,471	7,523	7,364
Outside Interests of Investment Partnerships3	291	210	336
Non-GAAP Net Income Attributable to Non-Controlling Interests	7,762	7,733	7,700
Less: Effects of One-Time Adjustments2	-	-	(4,017)
GAAP Net Income Attributable to Non-Controlling Interests	$7,762	$7,733	$3,683

		Twelve Months Ended
		December 31,	December 31,
		2012	2011

GAAP Operating Company Allocation¹		$29,711	$30,188
Add Back: Effects of One-Time Adjustments2		-	4,017
Non-GAAP Operating Company Allocation		29,711	34,205
Outside Interests of Investment Partnerships3		854	(327)
Non-GAAP Net Income Attributable to Non-Controlling Interests		30,565	33,878
Less: Effects of One-Time Adjustments2		-	(4,017)
GAAP Net Income Attributable to Non-Controlling Interests		$30,565	$29,861

(1) Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2) Represents the effects of certain one-time charges on non-controlling interests.

(3) Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

On February 5, 2013, the Company’s Board of Directors approved a quarterly dividend of $0.16 per share of its Class A common stock to be declared on February 12, 2013.  The following dates apply to the dividend:

Record Date:         February 22, 2013

Payment Date:      March 7, 2013

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.25 per share of its Class A common stock.

Fourth quarter 2012 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company’s financial results and outlook at 10:00 a.m. ET, Wednesday, February 13, 2013.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 866-700-6067; international callers should dial 617-213-8834.  The conference ID number is 70941776.

Replay: The conference call will be available for replay through February 28, 2013, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2012 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:  Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	December 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash and Cash Equivalents	$32,645	$35,083
Restricted Cash	1,030	1,030
Due from Broker	22	457
Advisory Fees Receivable	14,626	14,717
Investments, at Fair Value	5,170	4,919
Prepaid Expenses and Other Assets	719	808
Deferred Tax Asset, Net of Valuation Allowance
of $59,917 and $61,050, respectively	9,688	8,835
Property and Equipment, Net
of Accumulated Depreciation of
$2,695 and $2,516, respectively	779	829
TOTAL ASSETS	$64,679	$66,678

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$4,305	$6,062
Due to Broker	23	-
Liability to Selling and Converting Shareholders	9,656	11,218
Lease Liability	1,203	1,795
Deferred Compensation Liability	1,327	1,173
Other Liabilities	199	206
TOTAL LIABILITIES	16,713	20,454

Equity:
Total Pzena Investment Management, Inc.'s Equity	14,569	13,937
Non-Controlling Interests	33,397	32,287
TOTAL EQUITY	47,966	46,224
TOTAL LIABILITIES AND EQUITY	$64,679	$66,678

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

REVENUE	$19,312	$18,936	$76,280	$83,045

EXPENSES
Compensation and Benefits Expense	7,881	10,190	31,755	34,565
General and Administrative Expense	1,963	4,654	7,346	10,626
TOTAL OPERATING EXPENSES	9,844	14,844	39,101	45,191
Operating Income	9,468	4,092	37,179	37,854

Other Income/(Expense)	208	1,538	(863)	(1,466)

Income Before Taxes	9,676	5,630	36,316	36,388

Income Tax Expense	958	1,578	1,911	3,145
Consolidated Net Income	8,718	4,052	34,405	33,243

Less: Net Income Attributable to Non-Controlling Interests	7,762	3,683	30,565	29,861

Net Income Attributable to Pzena
Investment Management, Inc.	$956	$369	$3,840	$3,382

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$956	$369	$3,840	$3,382
Basic Earnings per Share	$0.09	$0.03	$0.36	$0.34
Basic Weighted Average Shares Outstanding	11,224,339	10,575,089	10,787,540	9,972,978

Net Income for Diluted Earnings per Share	$5,226	$369	$20,821	$20,631
Diluted Earnings per Share	$0.08	$0.03	$0.32	$0.32
Diluted Weighted Average Shares Outstanding	65,529,624	10,575,089	65,491,273	65,095,797

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

REVENUE	$19,312	$18,936	$76,280	$83,045

EXPENSES
Compensation and Benefits Expense	7,881	8,007	31,755	32,382
General and Administrative Expense	1,963	2,039	7,346	8,011
TOTAL OPERATING EXPENSES	9,844	10,046	39,101	40,393
Operating Income	9,468	8,890	37,179	42,652

Other Income, Net of Outside Interests	222	476	930	442

Income Before Taxes and Operating Company Allocation	9,690	9,366	38,109	43,094

Unincorporated Business Tax Expense	642	560	2,420	2,622
Allocable Income	9,048	8,806	35,689	40,472

Operating Company Allocation	7,471	7,364	29,711	34,205
Income Before Corporate Income Taxes	1,577	1,442	5,978	6,267

Corporate Income Tax Expense	686	588	2,559	2,656
Non-GAAP Net Income	$891	$854	$3,419	$3,611
Effect of One-time Adjustments	-	(443)	-	(443)
Tax Receivable Agreement Income, Net of Taxes	65	(42)	421	214
GAAP Net Income	$956	$369	$3,840	$3,382

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$891	$854	$3,419	$3,611
Basic Earnings per Share	$0.08	$0.08	$0.32	$0.36
Basic Weighted Average Shares Outstanding	11,224,339	10,575,089	10,787,540	9,972,978

Net Income for Diluted Earnings per Share	$5,161	$5,063	$20,399	$23,156
Diluted Earnings per Share	$0.08	$0.08	$0.31	$0.36
Diluted Weighted Average Shares Outstanding	65,529,624	64,930,708	65,491,273	65,095,797